EXHIBIT 10.8

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is entered into effective September 30, 2011 (the “Effective Date”) by and between bNET Communications, Inc., a Nevada corporation (“Seller”), and Emerging Media Holdings, Inc., a Nevada corporation (“Purchaser”).  The Seller and the Purchaser shall each be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Seller is the owner, operator and administrator of a digital media library and certain other intellectual property as described on Exhibit A (the “Assets”);

WHEREAS, the Purchaser believes that the acquisition of the Assets will further its business interests;

WHEREAS, the Seller desires to sell to Purchaser, and the Purchaser desires to purchase and acquire from the Seller, Seller’s interest in the Assets according to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereby agree as follows:

I.             Purchase and Sale of the Assets

1.1            Purchase and Sale of Assets.  The Seller hereby sells, transfers, assigns, and delivers to the Purchaser, free and clear of any liens or encumbrances of any kind, all of the Seller’s right, title, and interest in the Assets.

1.2            Assumption of Liabilities.  The Purchaser will not assume any liabilities or obligations related to the Assets, and Seller represents that there are no liabilities or obligations related to the Assets.

1.3            Bill of Sale and Assignment.  At the Closing, (a) Seller shall deliver to Purchaser (i) the Bill of Sale in the form of Exhibit B hereto (the “Bill of Sale”), and (ii) the Assignment in form of Exhibit C hereto (the “Assignment”), (b) Purchaser shall deliver the Purchase Price, and (c) both Seller and Purchaser shall each make the other deliveries required by Section 5 hereof.

1.4            Closing.  The closing shall be deemed to have taken place on the Closing Date, which shall be that date upon which the last of the following events shall occur:

(a)   Unless this requirement is precluded by the Purchaser’s articles of incorporation and/or bylaws, Purchaser shall deliver to Seller an officer’s certificate acknowledging that (i) a majority of the Purchaser’s stockholders have approved the issuance of the control shares to the Seller as required under Nevada Revised Statutes 78.3791, and (ii) any stockholder, whose shares are not voted in favor of the issuance of the control shares to the Seller, have received payment of the fair value of their shares as required under Nevada Revised Statutes 78.3793, as amended.

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(b)   Unless this requirement is precluded by the Seller’s articles of incorporation and/or By-laws, Seller shall deliver to Purchaser an officer’s certificate acknowledging that a majority of the Seller’s stockholders have approved the sale of the Assets as required under Nevada Revised Statutes 78.554, as amended.

(c)   Purchaser has received all approvals and clearance from all Financial Industry Regulatory Authority with respect to the 1-for-10 reverse stock split (the “Reverse Split”), contemplated under the Schedule 14C Information Statement, as amended, filed with the U.S. Securities and Exchange Commission on August 17, 2011;

(d)   Purchaser has received all approvals and clearances from Depository Trust Company with respect to the Reverse Split; and

(e)   Purchaser shall appoint Gerald Sklar to serve as a member of the Purchaser’s board of directors until the next annual meeting of the Purchaser’s shareholders or until his successor is duly elected and shall qualify.

At the Closing, the Purchaser will purchase the Assets and, if applicable, assume the liabilities and Seller will sell the Assets in consideration of the issuance to Seller of shares of the Purchaser’s common stock, par value $0.001 per share (the “Common Stock”) as provided in Section II of this Agreement.

1.5           Post-Closing Activities.  At any time after the Closing Date, upon any Party’s written request and without further consideration, the other Party shall take such other actions as the requesting Party may reasonably deem necessary or desirable in order to consummate the terms, and recognize the benefits, of obligations under and transactions contemplated by this Agreement.

II.            Purchase Price

In consideration of the Seller’s sale, transfer, and assignment of the Assets, the Purchaser shall issue the Seller the Common Stock as follows:

2.1           Common Stock.  The total number of shares of the Purchaser’s Common Stock issued to Seller shall be Forty Five Million (45,000,000) shares after giving effect to the Reverse Split (the “Purchase Price”).

III.          Representations and Warranties of the Seller

The Seller represents and warrants to the Purchaser, as of the date of this Agreement and again as of the Closing, as follows:

3.1           Organization.  The Seller is a corporation, duly organized, validly existing, and in good standing under the laws of Nevada, and has all requisite corporate power and authority to carry on its business as now conducted by it and to own and operate its assets as now owned and operated by it.  The Seller has delivered to the Purchaser true and correct copies of the Seller’s Articles of Incorporation (the “Organizational Documents”) as currently in effect.

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3.2           Authority; Enforceability.

(a)          The Seller has the right, power, and authority to execute and deliver the Transaction Documents executed or to be executed by the Seller pursuant to this Agreement, and to perform its obligations thereunder.  The Transaction Documents, to which the Seller is a Party, constitute (or will, when executed and delivered as contemplated herein, constitute) the legally binding obligations of the Seller, enforceable in accordance with their respective terms.

(b)          The execution, delivery, and performance of the Transaction Documents by the Seller, and the consummation of the transactions contemplated thereby, do not and will not: (i) require the consent, waiver, approval, license, or other authorization of any Person, except as provided for herein; (ii) violate any of provision of applicable law; (iii) contravene, conflict with, or result in a violation of any provision of the Seller’s Organizational Documents; (iv) conflict with, require a consent or waiver under, result in the termination of any provisions of, constitute a default under, accelerate any obligations arising under, trigger any payment under, result in the creation of any lien pursuant to, or otherwise adversely affect, any contract to which the Seller is a party or by which any of its assets are bound, in each such case whether with or without the giving of notice, the passage of time, or both.

(c)          All requisite corporate action has been taken by the Seller to authorize and approve the execution and delivery of the Transaction Documents, the performance by the Seller of its obligations thereunder, and of all other acts necessary or appropriate for the consummation of the transactions contemplated by the Transaction Documents.

3.3           Legal Actions. There is no demand, action, suit, claim, proceeding, complaint, grievance, charge, inquiry, hearing, arbitration, or governmental investigation of any nature, public or private, (each, a “Proceeding”) pending or, to the knowledge of the Seller, threatened by or against the Seller (or any of its officers, directors, partners, or employees) related to the Assets, or involving any of the Assets, nor is there any basis for any such legal proceeding.

3.4           Personal Property, Inventory, and Title of Assets.  The Assets were acquired by the Seller in bona fide, arms-length transactions entered into in the ordinary course of business.  The Seller owns, and at the Closing, the Purchaser shall be vested with, all right, title, and interest in and to all of the Assets, as stated in the Bill of Sale and the Assignment, free and clear of any and all liens.

3.5           Tax Matters.
All taxes due and payable by the Seller (whether or not shown on any tax return) relating to the Assets or which could result in a lien on the Assets have been paid.  No claim has ever been made by an authority in a jurisdiction where the Seller does not file tax returns that the Seller is or may be subject to taxation by that jurisdiction in connection with or as a result of the ownership of the Assets.

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All taxes that the Seller is or was required by applicable law to withhold or collect which could result in a lien on the Assets have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authority or other person or, if not paid, have been appropriately reserved.

The Seller has no reason to believe that any governmental authority will or intends to assess any additional taxes which could result in a lien on the Assets for any period for which tax returns have been filed.  No dispute or claim concerning any tax liability of the Seller that could result in a lien on the Assets has been claimed or raised by any governmental authority in writing at any time in the past five (5) years.  There exists no proposed tax assessment against the Seller that could result in a lien on the Assets.

The Seller has not waived any statute of limitations in respect of Taxes that could result in a lien on the Assets, or agreed to any extension of time with respect to a Tax assessment or deficiency that could result in a lien on any Assets.

The Seller has not entered into any agreements with federal, state, or local taxing authorities, including any tax abatement or tax credit agreements, in connection with the Assets.

3.6           Material Contracts.

The Seller has previously delivered to the Purchaser true and correct copies of all such material contracts (or accurate written summaries of any oral material contract) related to the Assets, each as currently in effect.

The Seller has not breached, violated, or defaulted under (or taken or failed to take any action that, with the giving of notice, the passage of time, or both would constitute a breach, violation, or default under), or received notice alleging that the Seller has breached, violated, or defaulted under (or taken or failed to take any action that, with the giving of notice, the passage of time, or both would constitute a breach, violation, or default under) any contract included in the Assets.  No other party obligated to the Seller pursuant to any such contract has breached, violated, or defaulted under (or taken or failed to take any action that, with the giving of notice, the passage of time, or both would constitute a breach, violation, or default under) any such contract.

All of the contracts included in the Assets: (i) were entered into in the ordinary course of business on commercially reasonable terms, with bona fide third parties in arms-length transactions; (ii) are valid and enforceable in accordance with their terms; (iii) are in full force and effect; and (iv) will continue to be valid and enforceable and in full force and effect on identical terms following the Closing.  All such contracts can be fulfilled or performed in accordance with their respective terms in the ordinary course of business without undue or unusual expenditures of money or effort.

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3.7           Certain Changes.  Up to the Closing Date, the Seller has owned the rights to the Assets, solely in the ordinary course of business consistent with past practices, and the Seller has used its reasonable best efforts to preserve the Assets.  Without limiting the foregoing, as of the Closing Date the there has not been any:

Event or circumstance that has had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on, or a material adverse change in, the operations, affairs, prospects, condition (financial or otherwise), results of operations, or assets associated with the Assets, taken as a whole (“Material Adverse Change”);

Damage, destruction, or loss (whether or not covered by insurance) that resulted in, or could reasonably be expected to result in, losses or diminution of value with respect to the Assets;

revaluation or write-down of any of the Assets;

amendment or termination of any material contract other than in the ordinary course of business;

change in accounting principles, methods, or practices of the Seller relating to the Assets, or in the manner the Seller keeps its books and records relating to the Assets;

any settlement or compromise in any claim, suit, or cause of action relating to the Assets; or

agreement by Seller to do, either directly or indirectly, any of the things described in the preceding clauses (a) through (f).

3.8           Brokers.  Neither the Seller nor any other person acting on its behalf has incurred any obligation or liability to any person for any brokerage fees, agent’s commissions, or finder’s fees in connection with the execution or delivery of the Transaction Documents or the consummation of the transactions contemplated hereby.

3.9           Certain Payments.  Neither the Seller nor any director, officer, or employee thereof, nor any other person associated with or acting for or on behalf of any of them, has, in connection with the Assets, directly or indirectly:  (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, or (iv) in violation of any applicable law; or (b) established or maintained any fund or asset that has not been recorded in the books and records of Seller maintained in the ordinary course in connection with the Assets.

3.10          Purchase for Own Account.  The Seller represents that it is acquiring the Shares solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

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3.11          Ability to Bear Economic Risk.  The Seller acknowledges that investment in the Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of its investment.

3.12          Further Limitations on Disposition.  The Seller further acknowledges that the Shares are restricted securities under Rule 144 of the Act (as defined below), and, therefore, when issued by the Purchaser to the Seller will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Without in any way limiting the representations set forth above, the Seller further agrees not to make any disposition of all or any portion of the Shares unless and until:

(i)            There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii)           The Seller shall have notified the Purchaser of the proposed disposition and shall have furnished the Purchaser with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Purchaser, the Seller shall have furnished the Purchaser with an opinion of counsel, reasonably satisfactory to the Purchaser, that such disposition will not require registration under the Act or any applicable state securities laws.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Seller to a partner (or retired partner) of the Seller, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof (including the Registration Rights Agreement) to the same extent as if they were the Seller hereunder.

IV.          Representations and Warranties of the Purchaser

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4.1           Organization, Standing and Power.  The Purchaser represents and warrants to the Seller that Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

4.2           Authority; Enforceability.  The Purchaser has full corporate power and authority to execute and deliver the Transaction Documents to which they are, or will be, a party, and to perform their obligations thereunder.  The Transaction Documents constitute (or will, when executed and delivered at the Closing, constitute) the legally binding obligations of the Purchaser, enforceable in accordance with their respective terms.  The execution, delivery, and performance of the Transaction Documents by the Purchaser and the consummation of the transactions contemplated thereby, do not and will not:

(a)           require the consent, waiver, approval, license or other authorization of any Person;

(b)           violate any provision of Applicable Law applicable to the Purchaser;

(c)           contravene, conflict with, or result in a violation of:  (i) any provision of the Purchaser’s Articles of Incorporation, Regulations, or any other governing or constitutive documents of the Purchaser; or (ii) any resolution adopted by the manager, member, or other governing bodies of the Purchaser; or

(d)           conflict with, result in the termination of any provisions of, constitute a default under, accelerate any obligations arising under, trigger any payment under, or otherwise adversely affect, any material contract to which the Purchaser is a party, which, as to each of (a) through (d), would materially and adversely affect the Purchaser’s ability to consummate the transactions contemplated herein or to perform its obligations under the Transaction Documents to which the Purchaser is a party.

All requisite corporate action has been taken by the Purchaser authorizing and approving the execution and delivery by the Purchaser of the Transaction Documents to which the Purchaser is or will be a party, the performance by the Purchaser of its duties and obligations thereunder, and the taking of all other acts necessary and appropriate for the consummation of the transactions contemplated thereby.

4.3           Capitalization.      The Purchaser represent and warrant to the Seller that:

(a)            Purchaser has 200,000,000 shares of capital stock authorized consisting entirely of common stock, par value $0.001 par value per share. As of the date of this Agreement, there are ___________ shares of common stock issued and outstanding at September 30, 2011 (which outstanding number does not give effect to the Reverse Split).

(b)            Except as set forth in Schedule 4.3 (b), none of Purchaser’s common shares have been reserved for issuance to any Person, and there are no other outstanding rights, warrants, options or agreements for the purchase or exchange of Purchaser’s shares except as provided in this Agreement.

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(c)            Except as set forth in Schedule 2.03(c), all of Purchaser’s outstanding common shares are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other applicable law.

(d)           The Common Stock issuable to the Seller will, when issued pursuant to this Agreement, be duly and validly authorized and issued, fully paid and non-assessable.

4.4           Brokers.  The Purchaser has not incurred any obligation or liability to any Person for any brokerage fees, agent’s commissions, or finder’s fees in connection with the execution or delivery of the Transaction Documents or the transactions contemplated hereby.

V.            Consents

The Seller will use its reasonable best efforts to obtain or cause to be obtained any consents required in connection with the transactions contemplated by any of the Transaction Documents that are requested by the Purchaser and that have not been previously obtained prior to or at the Closing.  Notwithstanding anything to the contrary set forth herein, this Agreement shall not constitute an assignment or attempt to assign or transfer any interest in any contract or permit otherwise included in the Assets, or any claim, right or benefit arising thereunder or resulting therefrom, if such assignment or transfer is without the consent of a third party and would constitute a breach or violation thereof or adversely affect the rights of the Purchaser or the Assets.  Until all such consents are obtained, the Seller shall cooperate in any arrangement reasonably satisfactory to the Purchaser designed to fulfill the Seller’s obligations thereunder and to afford the Purchaser the continued full benefits thereof.

VI.           Covenants

6.1           Further Assurances.  From time to time (including after the Closing), the Parties will execute and deliver such other documents, certificates, agreements, and other writings and take such other actions as may reasonably be necessary or requested by another Party in order to consummate, evidence or implement expeditiously the transactions contemplated by this Agreement.

6.2           Fulfillment of Conditions.  The Parties hereto agree to take and to cause to be taken in good faith commercially reasonable efforts to fulfill, as soon as reasonably practicable, the conditions to Closing.

6.3           Certain Filings.  The Parties hereto shall cooperate with one another in determining whether any action by or in respect of, or filing with, any governmental authority is required, or any action, consent, approval, or waiver from any party to any contract is required, in connection with the consummation of the transactions contemplated by this Agreement.  Subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, the Parties hereto shall furnish information reasonably required in connection therewith and timely seek to obtain any such actions, consents, approvals, or waivers.

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6.4.           Bulk Sales Compliance. Seller and Purchaser shall take any and all actions which Purchaser determines are reasonably necessary to ensure compliance with any bulk transfer laws applicable to the purchase and sale of the Acquired Assets pursuant to the terms hereof.

VII.           Indemnification

7.1           Agreement to Indemnify.

(a)   The Seller shall indemnify, defend, and hold harmless the Purchaser and its respective officers, directors, employees, representatives, agents, successors, and assigns (collectively, the “Indemnitees”) from, against, and in respect of any and all damages incurred by any Indemnitee arising out of or as a result of:  (i) any inaccuracy or misrepresentation in or breach of any representation or warranty made by the Seller in this Agreement; (ii) any breach of any covenant or agreement made by the Seller in this Agreement; and/or (iii) any and all proceedings, judgments, decrees, awards, assessments, fees, and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.

(b)   The Seller shall not be required to provide indemnification to any Indemnitee pursuant to Section 7.1(a) unless and until the aggregate amount of all damages incurred by all Indemnitees responsive to such Section exceeds Twenty Five Thousand Dollars ($25,000) (the “Deductible”), whereupon the Indemnitees shall be entitled to indemnification under such Section only with respect to damages in excess of such Deductible.  The maximum aggregate monetary liability of the Seller to indemnify the Indemnitees under Section 7.1(a) shall not exceed the Purchase Price (the “Cap”) in the aggregate.  Notwithstanding the foregoing, neither the Deductible nor the Cap shall apply to claims arising out of fraud, intentional misrepresentation, or gross negligence.

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(c)   If any third party notifies any Indemnitee with respect to any matter which may give rise to a claim for indemnification against the Seller under this Section 7, then the Indemnitee will notify the Seller thereof within thirty (30) days thereafter, such notice to state the nature and basis of any claim made by the third party; provided that, no delay on the part of the Indemnitee in notifying the Seller will relieve the Seller from any obligation hereunder unless, and then solely to the extent that, the Seller is demonstrably prejudiced thereby.  In the event the Seller notify the Indemnitee within thirty (30) days after the date the Indemnitee has given notice of the matter that the Seller will indemnify the Indemnitee in respect of such matter, then the Seller may, by notice to the Indemnitee within such 30-day period, assume the defense of such matter.  If the Seller assume the defense of such matter, (i) the Seller will defend the Indemnitee against the matter with counsel of Seller’s choice reasonably satisfactory to the Indemnitee, (ii) the Indemnitee may retain separate counsel at its sole cost and expense, and (iii) the Seller will not consent to the entry of a judgment or consent order with respect to the matter, or enter into any settlement, in each case which either (A) grants the plaintiff or claimant any form of relief other than monetary damages which will be satisfied by the Seller or (B) fails to include a provision whereby the plaintiff or claimant in the matter releases the Indemnitees from all liability with respect thereto, in either such case without the written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed).  If the Seller has not assumed the defense of such matter, (i) the Indemnitee may defend against the matter in any manner it reasonably may deem appropriate and with counsel of its choice, and (ii) the Seller may retain separate counsel at its sole cost and expense.  Notwithstanding anything to the contrary in the foregoing, if defendants in any action include any Indemnitee and Seller, and such Indemnitee shall have been advised by its counsel that there may be material legal defenses available to such Indemnitee inconsistent with those available to Seller, or if a conflict of interest exists between an Indemnitee and Seller with respect to such claim or the defense thereof, or if an Indemnitee reasonably determines that Seller’s control of such defense would reasonably be expected to have an adverse effect on the Assets or the outcome of the matter, then in any such case, the Indemnitee shall have the right to reassert such defense through its own counsel, and in such event (or in the event that the Seller does not timely assume or diligently pursue the defense of such matter as provided above) the reasonable fees and expenses of the Indemnitee’s counsel shall be borne by the Seller and shall be paid by them from time to time within twenty (20) days of receipt of appropriate invoices therefore.

(d)   In the event that an Indemnitee notifies the Seller of any claim for indemnification hereunder that does not involve a third party claim, the Seller shall, within thirty (30) days after the date of such notice, pay to the Indemnitee the amount of damages payable pursuant to this Section 7.1 and shall thereafter pay any other damages payable pursuant to this Section 7.1 and arising out of the same matter on demand, unless the Seller dispute in writing its liability for, or the amount of, any such damages within such 30-day period, in which case such payment shall be made as provided above in respect of any matters or amounts not so disputed and any damages in respect of the matters so disputed shall be paid within five (5) business days after any determination (by agreement of Purchaser and Seller, or pursuant to arbitration in accordance with Section 8.3) that the Seller are liable therefore pursuant to this Section 7.1.

(e)   In connection with any payment of damages pursuant to this Section 7.1, the Seller shall pay to the Indemnitee(s) an amount calculated like interest on the amount of such damages at the applicable interest rate from the date of Closing until the Indemnitee(s) shall have been indemnified in respect thereof.

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     Section 7.2      Survival of Representations, Warranties, and Covenants.

(a)   Except as otherwise provided in this Section 7.2, all representations and warranties contained herein, and the right to assert claims in respect of any breach thereof, shall survive the Closing and any investigation heretofore or hereafter conducted by or on behalf of the Party entitled to benefit thereof, and shall expire on the first (1st) anniversary of the Closing Date.

(b)   Notwithstanding anything to the contrary herein, the survival period in respect of any representation or warranty in this Agreement, or any related claim, shall be extended automatically to include any time period necessary to resolve a claim which was asserted but not resolved before expiration of such survival period.  Liability for any such item shall continue until such claim shall have been finally settled, decided, or adjudicated.

(c)   Notwithstanding anything herein to the contrary, all covenants, agreements and obligations contained herein shall survive the Closing and not expire unless otherwise specifically provided in this Agreement.

Section 7.3     No Other Representations; Express Negligence.

(a)   THE REPRESENTATIONS AND WARRANTIES OF THE SELLER AND PURCHASER CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SUCH PARTIES, RESPECTIVELY, IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.  EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES (IN EACH CASE, AS MODIFIED BY THE SCHEDULES), NONE OF SELLER, PURCHASER OR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SUCH PARTIES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND EACH PARTY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY SUCH PARTIES OR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR REPRESENTATIVES.  PURCHASER ACKNOWLEDGES AND AGREES THAT IT HAS NOT RELIED ON ANY REPRESENTATIONS AND WARRANTIES OTHER THAN THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IN MAKING ITS INVESTMENT DECISION WITH RESPECT TO THE ASSETS.

(b)   THE INDEMNITIES SET FORTH IN THIS SECTION 7 ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE, OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY INDEMNITEE.  THE PARTIES HERETO ACKNOWLEDGE THAT THE INDEMNITIES SET FORTH HEREIN MAY RESULT IN THE INDEMNIFICATION OF A PARTY FOR ITS SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE, OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF THE INDEMNIFIED PARTY.  NOTWITHSTANDING THE FOREGOING, NO INDEMNIFYING PARTY SHALL BE OBLIGATED TO INDEMNIFY ANY OTHER PARTY FOR ANY LOSSES OR EXPENSES PURSUANT TO THIS SECTION 7 TO THE EXTENT THAT THE AMOUNT OF THE LOSSES OR EXPENSES INCURRED BY THE INDEMNIFIED PARTY WERE GREATER THAN THEY OTHERWISE WOULD HAVE BEEN AS A DIRECT RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

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VIII.   Miscellaneous

8.1            Assignment.  Neither this Agreement nor any interest hereunder will be assignable in part or in whole by either Party without the prior written consent of the non-assigning Party, which consent will not be unreasonably withheld, conditioned, or delayed.

8.2           Governing Law and Venue.  This Agreement is executed pursuant to and shall be interpreted and governed for all purposes under the laws of the State of Nevada.  Any cause of action brought to enforce any provision of this Agreement shall be brought in the appropriate court in Clark County, Nevada.  If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.  This Agreement shall supersede any previous agreements, written or oral, expressed or implied, between the parties relating to the subject matter hereof.

8.3           Dispute Resolution.  In the event of any controversy, dispute, or claim arising out of or related to this Agreement or the breach thereof, the Purchaser and the Seller agree to meet and confer in good faith to attempt to resolve the controversy, dispute, or claim without an adversary proceeding.  If the controversy, dispute, or claim is not resolved to the mutual satisfaction of the Purchaser and the Seller within ten (10) business days of notice of the controversy, dispute, or claim, the Purchaser and the Seller agree to waive their rights, if any, to a jury trial, and to submit the controversy, dispute, or claim to a retired judge or justice for binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  The Purchaser and the Seller agree that the only proper venue for the submission of claims shall be the Clark County, Nevada.  Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  Any dispute resolution proceedings contemplated by this provision shall be as confidential and private as permitted by law.

8.4            Notices.  Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, and may only be delivered or sent via hand delivery, facsimile, or by overnight courier, correctly addressed to the addresses of the parties indicated below or at such other address as such Party shall in writing have advised the other Party.

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If to the Purchaser:	Emerging Media Holdings, Inc.
121 South Orange Avenue, Suite 1500 Orlando, FL 32801 Attn: Iurie Bordian, CEO Facsimile Number: (___) ___-____ Email: _________________________

With a copy to:	_______________________
_______________________
_______________________
_______________________
Facsimile (___) ___-______

If to the Seller:	bNET Communications, Inc. 122 West 26th Street, 5th Floor New York, NY 10001 Attn.: Gerald Sklar, CEO Fax: ____________________ Email: ges@bnettv.com

With a copy to:	Taylor and Associates, Inc. 6313 Shenandoah Park Avenue Salt Lake City, UT 84121 Attn: Elliott N. Taylor, Esq. Fax: (801) 606-2779 Email: elliott@taylorlaw.org

8.5           Amendment.  No amendment, modification, or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

8.6           Waiver.  No provision of this Agreement will be waived by any act, omission, or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

8.7           Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under the applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be in effective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

8.8           Attorneys’ Fees.  In the event that any suit, arbitration, legal action, proceeding, or dispute between the Parties arises in connection with this Agreement, the prevailing Party shall be entitled to recover all expenses, costs, and fees, including reasonable attorney’s fees, actually incurred in association with such action.

8.9           Entire Agreement.  This Agreement, including all exhibits, is the complete, final, and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, and agreements, whether oral or written, between the Parties respecting the subject matter of this Agreement.

13 of 14

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

“Seller”	“Purchaser”

bNET Communications, Inc.	Emerging Media Holdings, Inc.,
a Nevada corporation	a Nevada corporation

/s/ Gerald Sklar	/s/ Iurie Bordian

By: Gerald Sklar	By: Iurie Bordian
Its: Chief Executive Officer	Its: Chief Executive Officer
.

14 of 14

Exhibit A

SELLER’S ASSETS

A-1

Exhibit B

GENERAL BILL OF SALE

THIS GENERAL BILL OF SALE (this “Bill of Sale”) is made, executed and delivered as of the _____ day of ____________, 2011, pursuant to an Asset Purchase Agreement dated September 30, 2011 (the “Agreement”) by and between Emerging Media Holdings, Inc., a Nevada corporation, and BNet Communications, Inc., a Nevada corporation with its principal offices at 122 West 26th Street, 5th Floor, New York, NY 10001 (“Seller”).  Unless otherwise expressly provided herein, all capitalized terms contained in this Bill of Sale shall have the same meanings as the capitalized terms defined in the Agreement.  This Bill of Sale shall be construed and interpreted in accordance with the Agreement and, in the event of any conflict between the Agreement and this Bill of Sale, the Agreement shall control.

KNOW ALL MEN BY THESE PRESENTS, that Seller, for the consideration described in the Agreement, the receipt of which is hereby acknowledged, but subject to the provisions of the Agreement, does hereby sell, convey, transfer, assign and deliver unto Purchaser, its successors and assigns forever, all of the following assets, rights and interests of the Seller as they shall exist at the time of this Bill of Sale in and to the assets set forth on Exhibit A of the Agreement (collectively the “Assets”):

(i)           All of the Seller’s intangible assets of an intellectual property nature used by Seller in the Business, as more fully listed on Exhibit A of the Agreement and all associated goodwill; know-how, trade secrets and confidential information related thereto; together with all rights to use all of the foregoing forever and all other rights in, to, and under the foregoing in all countries; all discoveries, improvements, processes, formulae (secret or otherwise), data, confidential information, engineering, technical and shop drawings, mask designs, specifications and ideas, whether patentable or not, all licenses and other similar agreements, and all drawings, records, books or other indicia, however evidenced, related thereto (collectively, “Intellectual Property”) indicating any applications, registrations, filings or notices associated therewith and indicating whether such Intellectual Property is owned or licensed; and

(ii)           All other Assets as more fully set forth on Exhibit A to the Agreement.

TO HAVE AND TO HOLD, all and singular, the Acquired Assets unto Purchaser, its successors and assigns, to and for its and their own use and benefit forever.

Seller covenants, from time to time on or after the date hereof, upon reasonable request of Purchaser, to execute and deliver to Purchaser such further instruments of conveyance, transfer and confirmation and to take such other actions as Purchaser may reasonably request in order more effectively to convey and transfer the Assets to, and vest and confirm title to the Assets in, Purchaser.

Seller represents and warrants to Purchaser that, in accordance with the terms of the Agreement and to the extent set forth therein, Seller has good title, free and clear of mortgages, pledges, liens, claims, security interests or encumbrances of any kind to, and the right to transfer to Purchaser, the Assets.

The transfer and conveyance of the Assets is made with full powers of substitution and subrogation of Purchaser in and to all covenants and warranties heretofore given or made by others to Seller in respect of the Assets.  Seller hereby irrevocably constitutes and appoints the Purchaser its true and lawful attorney-in-fact, which power is coupled with an interest, with full power of substitution in the name of Seller, or otherwise, and on behalf of and for the benefit of Purchaser, its successors and assigns, to act as follows:

(a)           To demand and receive the properties and assets transferred hereby, or intended to be transferred hereby or pursuant to the Agreement.

(b)           To give receipts for releases and acquittances for and in respect of the same or any part thereof.

(c)           To institute and prosecute in the name of Seller, or otherwise, at the expense (unless otherwise agreed, in the Agreement or elsewhere, in writing) of Purchaser and for the benefit of Purchaser, any and all proceedings in law or in equity, or otherwise, which Purchaser may deem proper, to collect, assert or enforce with respect to any claim, title, right, debt or account hereby transferred or assigned, or intended to be so, and to defend and compromise any and all actions, writs or proceedings in respect of any of the properties and assets hereby conveyed and transferred, or intended to be so, which Purchaser, its successors and assigns shall deem desirable; provided, however, that Seller shall be indemnified and held harmless by Purchaser from any damage or injury arising from any final determination that the institution and/or prosecution of the said proceedings were wrongful.

This Bill of Sale shall in all respects be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts to be performed entirely within such State.

This Bill of Sale and the covenants and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[Signatures contained on the page following this page]

IN WITNESS WHEREOF, each of the undersigned has caused this Bill of Sale to be executed by its duly authorized officers as of the _____ day of ______________, 2011, to be effective as of the opening of business on such date.

“Seller”	“Purchaser”

bNET Communications, Inc.	Emerging Media Holdings, Inc.,
a Nevada corporation	a Nevada corporation

By: Gerald Sklar	By: Iurie Bordian
Its: Chief Executive Officer	Its: Chief Executive Officer
.

Exhibit C

ASSIGNMENT

WHEREAS, bNET Communications, Inc., a Nevada corporation (“Assignor”), is the owner of the entire right, title and interest in and to the Acquired Intellectual Property as defined in that certain Asset Purchase Agreement, dated September 30, 2011 (the “Asset Purchase Agreement”), by and between, among others, Assignor and Emerging Media Holdings, Inc., a Nevada (“Assignee”) and has the right to make this assignment; and

WHEREAS, Assignor has agreed to assign and transfer its entire right, title and interest in and to the Acquired Intellectual Property to Assignee pursuant to the Asset Purchase Agreement;

NOW, THEREFORE, in view of the promises herein and in the Agreement, and in consideration of the sum of One Dollar ($1.00) and other valuable and legally sufficient consideration, the receipt of which is hereby acknowledged by Assignor, Assignor does hereby sell, convey, transfer, assign and deliver unto Assignee, its successors and assigns, the entire right, title and interest in and to the Acquired Intellectual Property; and any and all other patent applications, both United States and foreign, which the undersigned has filed or may file, either solely or jointly with others, on said inventions or improvements, and in any and all letters patent of the United States and foreign countries, which may be obtained on any of said applications, and in and to any and all renewals, reissue or extension of such patents; and further assigns to said Assignee all of the goodwill associated with and symbolized by the Acquired Intellectual Property, including but not limited to any and all common law rights associated with trademarks by virtue of their use in commerce, and in and to any and all renewals thereof; and further assigns to said Assignee the priority right provided by the International Convention, together with all rights to sue and recover for past infringement thereof, to have and to hold forever for the sole and exclusive use and benefit of Assignee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

C-1

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed by a duly authorized officer on the ___ day of ____________, 2011.

ASSIGNOR

:

bNET Communications, Inc.,
a Nevada corporation

By: Gerald Sklar
Its: Chief Executive Officer

State of _________________               )
)ss.

County of _______________

On this ____ day of ___________, 2011, before me appeared ________________________, the person who signed the foregoing ASSIGNMENT, who acknowledged to me that he read and signed it as a free and voluntary act on behalf of BNet Communications, Inc., with authority to do so.

________________________________
Notary Public
[SEAL]

My Commission Expires:	Residing at:
_________________________	_________________________

C-2